EXHIBIT 10.15










                               OPERATING AGREEMENT

                                       OF

                             LANTANA DEVELOPMENT LLC


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I FORMATION OF LIMITED LIABILITY COMPANY...............................1

ARTICLE II NAME................................................................1

ARTICLE III DEFINITIONS........................................................1

ARTICLE IV PURPOSE.............................................................4

ARTICLE V NAMES AND ADDRESSES OF MEMBERS.......................................5

ARTICLE VI TERM................................................................5

ARTICLE VII PLACE OF BUSINESS AND AGENT FOR PROCESS............................5
         7.1  Place of Business................................................5
         7.2  Agent for Process................................................5

ARTICLE VIII INITIAL CAPITAL AND ADDITIONAL CAPITAL CONTRIBUTIONS..............5
         8.1  Capital Accounts.................................................5
         8.2  No Right to Return of Contributions..............................6
         8.3  No Interest on Capital...........................................6
         8.4  Loans to Company.................................................6
         8.5  Additional Members...............................................6
         8.6  Failure to Make Capital Contributions............................7
         8.7  Transferee Succeeds to Transferor's Capital Account..............7
         8.8  Additional Capital...............................................7
         8.9  Return of Unused Capital Contributions...........................7

ARTICLE IX ALLOCATIONS.........................................................7
         9.1  Allocation of Income, Gains and Losses...........................7
         9.2  Allocations in Event of Asset Sale...............................8
         9.3  Special Allocations..............................................8
         9.4  Tax Allocations..................................................9
         9.5  Special Fee Allocation...........................................9
         9.6  Consent to Allocation............................................9

ARTICLE X DISTRIBUTIONS.......................................................10
         10.1  Distributions of Net Cash From Operations......................10
         10.2  Other Cash Distributions.......................................10

ARTICLE XI BOARD OF GOVERNORS.................................................11
         11.1  Authority of Board.............................................11
         11.2  Appointment of Board; Term.....................................11
         11.3  Compensation...................................................11
         11.4  Place and Time of Meetings.....................................12


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         11.5  Waiver of Notice; Previously Scheduled Meetings................12
         11.6  Quorum.........................................................12
         11.7  Acts of Board..................................................12
         11.8  Participation by Electronic Communications.....................12
         11.9  Absent Governors...............................................12
         11.10 Action Without a Meeting.......................................13
         11.11 Limits of Authority............................................13

ARTICLE XII MANAGER AND VICE MANAGER; CONFLICTS OF INTEREST; INDEMNIFICATION..13
         12.1  Manager........................................................13
         12.2  Management and Control of the Company..........................14
         12.3  Authority of Manager...........................................15
         12.4  Restrictions on Authority of Manager...........................16
         12.5  Obligations of Manager.........................................16
         12.6  Tax Matters Partner............................................17
         12.7  Conflicts of Interest; Other Activities........................17
         12.8  Reimbursement..................................................18
         12.9  Indemnification of Manager and Covered Persons.................18
         12.10 Liability Under Other Agreements...............................19

ARTICLE XIII BOOKS OF ACCOUNT AND REPORTS; PROJECT RESERVE....................19
         13.1  Books of Account...............................................19
         13.2  Accounting Practices...........................................19
         13.3  Bank Accounts..................................................19
         13.4  Report to Members..............................................19
         13.5  Tax Information................................................20
         13.6  Tax Elections..................................................20
         13.7  Project Reserve................................................20

ARTICLE XIV TRANSFER OF MEMBERSHIP INTERESTS..................................20
         14.1  Prohibition Against Transfer...................................20
         14.2  Conditions to Assignment.......................................20
         14.3  Permitted Pledge...............................................21
         14.4  Transfer to Person who is Not a Member.........................21
         14.5  Acquit Company.................................................21
         14.6  New Members Bound by Agreement.................................21
         14.7  Distributions After Transfer...................................22

ARTICLE XV LIABILITY OF MEMBERS...............................................22

XVI AMENDMENT OF AGREEMENT....................................................22

XVII DISSOLUTION..............................................................22
         17.1  Dissolution....................................................22
         17.2  Distributions on Liquidation...................................23


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ARTICLE XVIII DISPUTE RESOLUTION..............................................24

ARTICLE XIX MISCELLANEOUS.....................................................25
         19.1  Notice.........................................................25
         19.2  Partition......................................................25
         19.3  Consent and Waiver.............................................25
         19.4  Entire Agreement...............................................25
         19.5  Governing Law; Venue...........................................25
         19.6  Successors.....................................................26
         19.7  Interpretation.................................................26
         19.8  Severability...................................................26
         19.9  Counterparts...................................................26
         19.10 Necessary Instruments..........................................26




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                             OPERATING AGREEMENT OF
                            LANTANA DEVELOPMENT LLC

         THIS AGREEMENT is made and entered into effective as of the _____ day of March, 2000, by and among TAYLOR INVESTMENT CORPORATION, a __________ corporation ("TIC"), and *, A DELAWARE LIMITED LIABILITY COMPANY ("*") (TIC and
* are collectively herein referred to as the "MEMBERS").


                                   ARTICLE I
                     FORMATION OF LIMITED LIABILITY COMPANY

         Joel Kaul acted as the organizer to form a limited liability company under the laws of the State of Delaware by the filing of Certificate of Formation for Lantana Development LLC (the "COMPANY") pursuant to the Delaware Limited Liability Company Act, Delaware Code, Title 6, Section 18-101 et seq. (the "ACT"). By executing this Agreement, the Members ratify, confirm and acknowledge the actions of Matthew J. Kearney as organizer.


                                   ARTICLE II
                                      NAME

         The business of the Company shall be conducted under the name of "LANTANA DEVELOPMENT LLC" or such other name as the Members may designate.

                                   ARTICLE III
                                   DEFINITIONS

         The terms used in this Agreement with their initial letters capitalized, shall, unless the context otherwise requires, have the meanings specified in this Article III. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. Wherever used in this Agreement, unless another meaning is explicitly indicated by the context:

         3.1 "AFFILIATE" or "AFFILIATED PERSON" means any of the following: (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, or (iii) any Person that directly or indirectly is the beneficial owner of ten percent (10%) or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of ten percent (10%) or more of any class of equity securities or in which the specified Person has a substantial beneficial interest.

         3.2 "ADMINISTRATIVE EXPENSES" means expenses reasonably incurred by the Manager and its Affiliates during the operation of the Company directly attributable to administering the day to day operations of the Company (including financial and tax reporting, accounting and


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payment of accounts and distributions) not to exceed the amount budgeted therefor in the Project Operating Budget without the prior unanimous approval of the Board.

         3.3 "AGREEMENT" means this Operating Agreement as amended, modified or supplemented from time to time.

         3.4 "BOARD OF GOVERNORS" or "BOARD" has the meaning set forth in
Article XI hereof.

         3.5 "CAPITAL ACCOUNT" has the meaning set forth in Section 8.1 hereof.

         3.6 "CAPITAL CONTRIBUTIONS" means the initial capital contributions made by the Members as set forth in Exhibit A attached hereto as increased or decreased from time to time as provided for herein.

         3.7 "CERTIFICATE" means the certificate of formation filed on behalf of the Company with the Delaware Secretary of State, as amended from time to time.

         3.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         3.9 "COMMITTED CAPITAL" means the aggregate Capital Contributions to be made by the Members, in addition to the initial Capital Contributions to be made by the Members, as set forth in Exhibit A attached hereto.

         3.10 "COMPANY" means the Limited Liability Company formed pursuant to the Certificate and subject to this Agreement.

         3.11 "COMPANY PROPERTY" means the Project and all other real and personal property acquired and held from time to time by the Company and any improvements, and shall include both tangible and intangible property.

         3.12 "COST" means, when used with respect to services furnished by the Manager or its Affiliates to, or on behalf of, the Company, the lesser of (i) the actual expenses incurred by such Manager and Affiliates in providing services necessary to the prudent operation of the Company, (ii) the price that would be charged by unaffiliated parties rendering similar services in the same geographic location, or (iii) the amount budgeted therefor in either the Preliminary Cost Statement or the Project Operating Budget.

         3.13 "COVERED PERSON" means a Member (including the Manager and the Vice Manager) any Affiliate of a Member, any member of the Board of Governors, or any managers, members, officers, directors, shareholders, partners, employees, representatives or agents of a Member or its Affiliates.

         3.14 "DEVELOPMENT EXPENSES" mean the actual expenses incurred by the Company under the direction of the Manager to develop the Project, including the "hard" and "soft" costs


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set forth in the Preliminary Cost Statement and the salary, payroll and other expenses of the Manager to maintain an on-site manager and sales staff for the Project, all of which expenses shall not exceed the amount budgeted therefore in the Project Operating Budget without the prior unanimous approval of the Board. Overhead expenses shall be charged only if directly attributable to such services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's independent accountants.

         3.15 "GOVERNORS" shall mean the members of the Board of Governors established pursuant to Article XI hereof.

         3.16 "INITIAL LOAN DOCUMENTS" means those documents that are required by Omnibank, N.A. (the "LENDER") to be executed and delivered by the Company to secure at $1.5 million first deed of trust loan for acquisition and development of the Project, including but not limited to a promissory note, deed of trust, assignment of leases and contracts, UCC financing statements, all as more fully described in the Lender's correspondence to TIC dated March 6, 2000.

         3.17 "INVOLUNTARY TRANSFER" means any transfer of title or beneficial ownership of an interest in the Company upon divorce, insolvency, default, forfeiture, foreclosure, court order, bankruptcy, an assignment for the benefit of creditors, or the like.

         3.18 "LOT" or "LOTS" means one or more [RESIDENTIAL AND/OR RECREATIONAL] lots to be developed and sold by the Company as part of the Project.

         3.19 "MEMBER" or "MEMBERS" means each of the Persons signing this Agreement as a Member, in such capacity as a Member, and each other person who shall be admitted to the Company as a Member.

         3.20 "MEMBERSHIP INTEREST" or "INTEREST" means the Percentage Interest of a Member in the Company and the appurtenant rights, powers and privileges.

         3.21 "NET CASH FROM OPERATIONS" means the gross cash proceeds from Company operations, which operations will predominately be the development and sale of Lots, less the portion used to pay or establish reserves for all Company expenses, operating and improvement expenses, debt payments, capital improvements, replacements, reserves and contingencies, all as determined by the unanimous vote of the members of the Board of Governors. "NET CASH FROM OPERATIONS" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reduction of reserves previously established. Net Cash From Operations shall not include Net Cash From Refinancings.

         3.22 "NET CASH FROM REFINANCINGS" means the net cash proceeds from all refinancings of Company Property, less any portion used to establish reserves, all as determined by unanimous consent of the members of the Board of Governors.


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         3.23 "OVERHEAD EXPENSES" means the actual expenses incurred by the
Manager or its Affiliates to manage the Project (other then Development Expenses) including salaries and expenses of Phillip C. Taylor and Joel Kaul and other Manager personnel, which expenses shall not exceed the amounts budgeted therefor in the Project Operating Budget. Overhead Expenses shall be charged only if directly attributable to such Project Management services and shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's Members.

         3.24 "PERSON" means any individual, partnership, limited liability company, corporation, trust or other entity.

         3.25 "PERCENTAGE INTEREST" means the percentage interest of a Member in the Company and shall be in the amount set forth on Exhibit A attached hereto and incorporated herein by reference, or as adjusted in accordance with Section
8.6 hereof.

         3.26 "PRELIMINARY COST STATEMENT" means the Preliminary Cost Statement, relating to the Project, attached as Exhibit B hereto, which is intended to serve as the initial sources and uses of funds statement for the Project.

         3.27 "PROJECT" means the Company's acquisition, development and sale of approximately 626 acres in Comal County, Texas to be developed, sold and known as Lantana Ridge, consisting of between 300 and 350 residential building sites; the property comprising the Project will be acquired in two phases, the first of which is expected to close on or about the date hereof (the "INITIAL CLOSING DATE") and the second of which is expected to close within one year from the date hereof (the "SECOND CLOSING DATE").

         3.28 "PROJECT FEE" means the development fee totaling $250,000.00, half of which shall be paid to TIC upon the Initial Closing Date and half of which shall be paid to TIC on the Second Closing Date.

         3.29 "PROJECT OPERATING BUDGET" means the three-year operating budget for the development and sale of the Project attached as Exhibit C hereto, which is intended to serve as the initial budget for the Project.

         3.30 "PROJECT RESERVE" shall have the meaning ascribed thereto in
Section 13.7 hereof.


                                   ARTICLE IV
                                     PURPOSE

         The purpose and character of the business of the Company shall be to acquire fee interest in the Project upon such terms and conditions as the Board shall determine; to own, manage and develop the Project and to sell the Lots created in the Project for a profit; to enter into agreements pertaining to the ownership, financing, management, development and sale of Lots within the Project; to borrow funds for such purposes and to mortgage or otherwise encumber any or all Company Property and the Project to secure such borrowings; to sell or otherwise


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dispose of Company Property, the Project and/or the Lots within the Project; and
to undertake and carry on all activities necessary or advisable in connection with the acquisition, development, operating, management and sale of the Project or Lots within the Project.


                                   ARTICLE V
                         NAMES AND ADDRESSES OF MEMBERS

         The names and addresses of the Members are set forth on Exhibit A.


                                   ARTICLE VI
                                      TERM

         The Company shall continue until dissolved as hereinafter provided or December 31, 2015, whichever is earlier.


                                  ARTICLE VII
                     PLACE OF BUSINESS AND AGENT FOR PROCESS

         7.1 Place of Business. The principal place of business of the Company shall be c/o Taylor Investment Corporation, Attn: Philip C. Taylor, 43 Main Street SE, Suite 506, Minneapolis, MN 55414. The Manager may from time to time change the location of the principal office of the Company and, in such event, the Manager shall give notice to the Members within twenty (20) days of the effective date of such change. The Manager may in their discretion establish additional places of business of the Company.

         7.2 Agent for Process. The name and address of the agent for service of process on the Company shall be Philip C. Taylor, c/o Taylor Investment Corporation, 43 Main Street SE, Suite 506, Minneapolis, MN 55414.


                                  ARTICLE VIII
              INITIAL CAPITAL AND ADDITIONAL CAPITAL CONTRIBUTIONS

         The capital of the Company shall be contributed by the Members and accepted by the Manager as follows:

         8.1 Capital Accounts. A separate Capital Account shall be maintained for each Member in accordance with the provisions of Article 704(b) of the Code and any applicable regulations. The Initial Capital Contributions of the Members shall be as set forth in Exhibit A. The Capital Account of each Member shall be increased by (i) the amount of any contribution such Member makes to the capital of the Company pursuant to Section 8.8; (ii) the fair market value of property contributed by such Member to the Company, net of liabilities which the Company assumes or to which the property is subject; (iii) the share of Company income and gains (including income and gains exempt from tax) allocated to such Member under the provisions of Article IX; and shall be decreased by (iv) any distribution made by the Company to such Member pursuant to the provisions of
Article X; (v) the fair market value of any property distributed to the Member by the Company, net of liabilities attached to such property which the


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Member assumes or to which the property is subject; and (vi) the share of
Company losses and deductions (including any expenditures of the Company described in Article 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Treasury Regulation ` 1.704-1(b)(2)(iv)(i), allocated to such Member under the provisions of Article IX.

         Upon the occurrence of a contribution to or distribution from the Company described in Treasury Regulations ` 1.704-1(b)(2)(iv)(f)(5) or as otherwise permitted, the Manager may, at the written request of Members representing at least one hundred percent (100%) of the Interests shall, increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company Property on the Company's books, and, in that event, allocations of Company income, gain, loss and deduction (and items thereof) shall, for all purposes of this Section 8.1 be determined in the manner provided in Section 704(b) or Section 704(c) of the Code, as the case may be, and the Treasury Regulations thereunder.

         This Section 8.1 and the other provisions of the Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with Section 704(b) of the Code and any applicable regulations and the economic sharing of profits and losses of the Company by the Members. In the event the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts or any increase or decrease thereto are computed in order to comply with Section 704(b) and any applicable regulations, the Manager may make such modifications, provided that such modifications are not likely to have a material effect on the amount distributable to any Member pursuant to
Section 17.2 hereof upon liquidation of the Company.

         8.2 No Right to Return of Contributions. The Members shall have no right to the withdrawal or the return of their respective contributions to the capital of the Company except to the extent set forth in Section 8.8, Article X and Section 17.2 hereof.

         8.3 No Interest on Capital. No interest shall be paid by the Company on the Initial Capital or any subsequent contribution to the capital of the Company.

         8.4 Loans to Company. A Member may lend money to the Company from time to time in excess of its contribution to the capital of the Company and any such loan shall not be treated as a contribution to the Capital of the Company for any purpose or entitle such Member to any increase in its share of the income, gain, losses, deductions, credits or distributions of the Company. The Company shall be obligated to such Member for the amount of any such loan, with interest at the rate of two percent (2%) over the prime rate announced by the Wall Street Journal (Midwest Edition) on the date that such loan is made.

         8.5 Additional Members. Additional Members may be admitted to the Company only upon terms and conditions as may be established by written approval of Members holding one hundred percent (100%) of the Interests. Upon such consent and issuance of additional Membership Interests, Exhibit A shall be appropriately amended. Nothing in this Section 8.5 shall be construed to limit the effect of Section 14.1 with respect to the assignment or other transfer of Interests by Members.


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         8.6 Failure to Make Capital Contributions. In the event a Member fails to pay any installment of the Capital Contributions when due from such Member and such default is not cured within ten (10) days after written notice has been given to the Member by the Manager that such default has occurred, the amount of such Member's Percentage Interest shall be accordingly reduced to reflect the reduction in the Capital Contributions of such defaulting Member. After, and in addition to, the reduction in Percentage Interests required by the preceding sentence, such Member shall be subject to interest charges on the defaulted installment or installments of twelve percent (12%) per annum or the highest rate permitted by Minnesota law, whichever is less, which interest charges may be deducted by the Company from the capital contributions theretofore made by such Member in such Member's Capital Account, and the resulting reduction in such Member's Percentage Interest shall then be allocated among the remaining, nondefaulting Members in proportion to their respective Percentage Interests. This Agreement shall be deemed amended to reflect the revised Percentage Interests.

         8.7 Transferee Succeeds to Transferor's Capital Account. If any Member transfers all or a part of an Interest in the Company, the transferee Member shall succeed to the Capital Account of the transferor Member to the extent of the Interest transferred, in accordance with Treasury Regulation ` 1.704-1(b)(2)(iv)(1).

         8.8 Additional Capital. The Members shall not be obligated to make any additional contributions to the capital of the Company or to make any loan or pay any assessment to the Company, except that the Members shall make additional Capital Contributions to the Company up to the amount of each Member's Committed Capital set forth in Exhibit A to the extent the Manager determines the Company requires additional cash with respect to the Project and such additional capital contributions shall be made ratably by the Members in proportion to their Percentage Interests within ten (10) business days of the Members' receipt of notice from the Manager that such contributions are to be made (each such instance is hereafter a "CAPITAL CALL"). Each Capital Call shall be requested by the Manager in total Member increments of $50,000.00. If the Board at any time or from time to time, determines that the Company requires capital in addition to the Members' Committed Capital, the Manager may obtain such additional capital by borrowing in accordance with the provisions of Article XI.

         8.9 Return of Unused Capital Contributions. In the event that any portion of the Members' Capital Contributions are not used by the Company or, in the judgment of the Board, are not committed by the Company in conjunction with the acquisition, development, operation, management or sale of the Project (including the funding of the Project Reserve) within three (3) months of the date any such Capital Contributions were made, then such unused portions shall be distributed to the Members, ratably in proportion to their Capital Contributions made as of the date of such distribution, without interest paid thereon, as a return of capital.


                                   ARTICLE IX
                                   ALLOCATIONS

         9.1 Allocation of Income, Gains and Losses. All income, gains, losses, deductions and credits of the Company shall be computed as of the end of each fiscal year of the Company in accordance with the accrual method of accounting, which shall be followed by the Company


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for federal income tax purposes. Except as otherwise provided in this Article
IX, the income, gains, losses, deductions and credits of the Company for each fiscal year for book purposes, whether taxable or non-taxable, shall be allocated to each Member pro rata in accordance with the cash and property distributed to each Member in such fiscal year, if any, and if there is no cash or property distributed, then pro rata in accordance with the Capital Accounts for each Member.

         9.2 Allocations in Event of Asset Sale. Notwithstanding anything to the contrary contained herein, any gain or loss on the sale of all or substantially all of the assets of the Company shall be allocated to the Members in such a manner as to increase or decrease, as the case may be, the Members' respective Capital Accounts so that the positive Capital Account balances of the Members, after such allocation, are sufficient to permit the distributions to the Member contemplated in Section 16.2 of this Agreement.

         9.3 Special Allocations. If any special allocations within the meaning of '704(b) of the Code occur, the following rules shall apply:

                  a. Minimum Gain Charge Back. "PARTNERSHIP MINIMUM GAIN" within the meaning of Treasury Regulation ` 1.704-2(b)(2) means an amount of gain that would be realized by the Company on the disposition of Company Property subjects to nonrecourse indebtedness (within the meaning of Treasury Regulation ` 1.704-2(b)(3)), equal to the amount by which such nonrecourse indebtedness exceeds the adjusted tax basis (or book value, if the property has been properly entered on the books of the Company at a value different from its then adjusted tax basis) of such property. If for any Company fiscal year, there is a net decrease in Partnership Minimum Gain, each Member shall be allocated items of Company income and gain in accordance with Treasury, Regulation ` 1.704-2(f)(1) (a "MINIMUM GAIN CHARGE BACK") for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of such net decrease of Partnership Minimum Gain. For this purpose, a Member's share of the net decrease in Partnership Minimum Gain shall be determined under Treasury Regulations ` 1.704-2(g)(2). This Article 9.3(a) is intended to comply with Treasury Regulation ` 1.704-2(f)(1) and shall be interpreted as meeting the referenced requirements.

                  b. Qualified Income Offset. If any Member at any time unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation " 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5) or 1.704-l(b)(2)(ii)(d)(6), and if such adjustment, allocation or distribution results in a negative balance in such Member's Capital Account in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations " 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then items of Company income and gain shall be specially allocated to such Member so as to eliminate, to the extent required by Treasury Regulation ` 1.704-l(b)(2)(ii)(d), such negative balance in his or her Capital Account as quickly as possible.


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                  c. Gross Income Allocation. If any Member would have a
         negative balance in his or her Capital Account at the end of any Company taxable year in excess of the sum of (i) the amount such Member is obligated to restore to the Company under this Agreement and (ii) the amount such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Treasury Regulations " 1.704-2(g)(1)(ii) and 1.704-2(i)(5), then such Member shall be specially allocated items of Company income (including gross income) in the amount of such excess as quickly as possible.

                  d. Curative Allocations. Any allocation to a Member under sections a through c of this Section 9.3 (a "REGULATORY ALLOCATION") shall be taken into account in determining subsequent allocations, so that the net amount of Regulatory Allocations and all other items allocated under the provisions of this Article IX shall, to the extent possible, be equal to the net amount that would have been allocated to such Member under the provisions of this Article IX if no Regulatory Allocation had been made.

         9.4 Tax Allocations. In accordance with Section 704(c) of the Code and any applicable regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value as of the date of contribution.

         In the event any Company asset is adjusted as a result of a revaluation pursuant to Article 8.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value as of the date of such revaluation in the same manner as under
Section 704(c) of the code and the Treasury Regulations thereunder. Any election or other decision relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.

         Allocations pursuant to this Section 9.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of income, profits, gains, losses, expenses, deductions, credits or other items or distributions pursuant to any provision of this Agreement.

         9.5 Special Fee Allocation. If any fee or other amount payable to a Member is determined for tax purposes to be a payment to such Member of a distributive share of Company income or gain (rather than being a fee or expenditure in the nature of an amount payable to a person who is not a Member or other than in such person's capacity as a Member), then such amount shall be treated (for tax purposes and for purposes of determining Capital Accounts) as an allocation of gross income to such Member in the year such amount is accrued, and a distribution in the year such amount is paid. However, the priority of payment of any such item shall be unaffected by such treatment.

         9.6 Consent to Allocation. Each Member expressly consents to the above methods for the allocation of Company profits and losses.


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                                   ARTICLE X
                                  DISTRIBUTIONS

         10.1 Distributions of Net Cash From Operations. Distributions of Net Cash from Operations shall be made for each calendar month of each fiscal year of the Company within thirty (30) days of the end of each such month and shall be paid to the Members in the following manner:

                  a. first, to the Members who have made loans to the Company, until such loans and all accrued interest thereon have been repaid;

                  b. second, to the Members in an amount equal to a cumulative preferential return equal to fifteen percent (15%) per annum, compounded, on the Capital Contributions made by the Member from the date the Capital Contributions were made to the date of payment, ratably in proportion to the Members respective Percentage Interests in the Company, until such preferential return has been fully paid (the "MEMBERS' PREFERRED RETURN");

                  c. third, to the extent any Members have made any additional Capital Contributions in excess of such Members' Committed Capital, then to such Members, ratably in proportion to such additional Capital Contributions;

                  d. fourth, ten percent (10%) of the monthly Net Cash from Operations remaining after the distributions set forth in subsections
         (a), (b) and (c) above shall be placed in a reserve for payment of an annual contribution to the TIC profit-sharing plan, and annual distributions from such reserve to such profit-sharing plan shall require the unanimous consent of the Governors; and

                  e. fifth, to the Members in an amount equal to one hundred percent (100%) of their Capital Contributions up to their Committed Capital, ratably in proportion to the Members respective Percentage Interest in the Company, until such Capital Contributions have been fully repaid; and

                  f. thereafter, thirty seven percent (37%) of Net Cash From Operations shall be distributed to * and sixty three percent (63%) of Net Cash From Operations shall be distributed to TIC.

         10.2 Other Cash Distributions.

                  a. Distribution of any net proceeds upon the sale, exchange or other disposition of any Company Property shall be made in accordance with Section 17.2.

                  b. Distributions of Net Cash From Refinancings shall be made to the Members in the following manner:

                           i. first, to the Members who have made loans to the
                  Company, until such loans and all accrued interest thereon have been repaid;

                           ii. second, to the extent the Members' Preferred
                  Return has not been fully paid, such sums as are necessary to fully pay the Members' Preferred Return shall be paid to Members ratably in proportion to their respective Percentage Interests;

                           iii. third, to the extent any Members have made any
                  additional Capital Contributions in excess of such Members' Committed Capital, then to such Members, ratably in proportion to such additional Capital Contributions;

                           iv. fourth, to the Members in an amount equal to one
                  hundred percent (100%) of their Capital Contributions up to their Committed Capital, ratably in proportion to the Members respective Percentage Interests in the Company, until such Capital Contributions have been fully repaid; and

                           v. thereafter, the balance, if any, shall be
                  distributed thirty seven percent (37%) to * and sixty three percent (63%) to TIC.


                                   ARTICLE XI
                               BOARD OF GOVERNORS

         11.1 Authority of Board. Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board of Governors.

         11.2 Appointment of Board; Term. There shall be a total of three (3) Governors, both of which shall be natural persons, two of which shall be appointed by TIC and, one of which shall be appointed by *. The Members hereby appoint the following individuals as the initial Board of Governors:

                           Philip C. Taylor
                           Matthew J. Kearney
                           Joel D. Kaul

In the event Matthew J. Kearney (or any other successor Governor appointed by *) is unable or unwilling to continue as a Governor at any time, his successor shall be appointed by *. In the event Philip C. Taylor or Joel D. Kaul (or any other successor Governor appointed by TIC) is unable or unwilling to continue as a Governor at any time, his successor shall be appointed by TIC. Each Governor shall serve for an indefinite term and shall hold office until a successor has been appointed or until his or her sooner death, resignation, removal or disqualification.

         11.3 Compensation. Unless otherwise agreed by all Members, the Governors shall serve without compensation and without a right of reimbursement from the Company for expenses incurred by them in performing services as Governors.

         11.4 Place and Time of Meetings. Each meeting of the Board of Governors shall be held at the principal place of business of the Company or at such other place as may be designated from time to time by the Governors. Regular meetings of the Board of Governors for the transaction of any business shall be held quarterly (on such day as the Governors may mutually agree), without notice. A special meeting of the Board of Governors may be called for any purposes at any time by any Governor or the Manager by giving not less than two business days' notice to all Governors of the date, time and place of the meeting, provided that when notice is mailed, at lease four days' notice shall be given. The notice need not state the purpose of the meeting.

         11.5 Waiver of Notice; Previously Scheduled Meetings. Governors may waive notice of meetings as follows:

                  a. A Governor of the Company entitled to notice of a meeting of the Board may waive notice of the date, time and place of the meeting, which waiver is effective whether given before, at, or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Governor at a meeting shall constitute waiver of notice of that meeting, unless the Governor objects at the beginning of the meeting the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

                  b. If the date, time, and place of a Board meeting have been announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time, and place at which the meeting will be reconvened.

         11.6 Quorum. All of the Governors currently holding office shall be necessary to constitute a quorum for the transaction of business.

         11.7 Acts of Board. Except as otherwise required by law or specified in the Agreement, the Board shall take action by the unanimous vote of the Governors.

         11.8 Participation by Electronic Communications. A Governor may participate in a Board meeting by any means of communication through which the Governor and other Governors may simultaneously hear each other during the meeting. A Governor so participating shall be deemed present in person at the meeting. A meeting held entirely by conference telephone call shall qualify as a meeting under this Article XI.

         11.9 Absent Governors. A Governor of the Company may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the Governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Governor has consented or objected.

         11.10 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Governors may be taken without a meeting by written action signed by all the Governors then in office. The written action is effective when signed by all Governors, unless a different effective date is provided in the written action.

         11.11 Limits of Authority. The Company, upon unanimous resolution of the members of the Board, has express authority to carry out the purposes of the Company set forth in Article IV hereof. Notwithstanding the foregoing, the Board of Governors shall not have authority to act on behalf of the Company with respect to any of the following without the prior written consent of all
Members:

                  a. Except for execution and delivery of the Initial Loan Documents, borrowing or lending money on behalf of the Company, committing the Company to make loans or advances, or guarantying the debts or obligations of another entity, except as authorized below in
         Section 12.2(a) hereof;

                  b. Except for execution and delivery of the Initial Loan Documents, mortgaging or granting security interests or other liens, pledges, or encumbrances on any Company Property;

                  c. Entering into any agreements or undertakings for additional real estate acquisitions or other transactions beyond the Project, other than preliminary understandings expressly subject to Member approval;

                  d. Selling, exchanging, or otherwise disposing of all or substantially all of the Company's assets, or merging or combining the Company with another company or legal entity;

                  e. Engaging in any business or endeavor incompatible with the purposes of the Company set forth in Article IV hereof, or taking any action contrary to the interest of the Members as expressed in this Agreement.


                                  ARTICLE XII
        MANAGER AND VICE MANAGER; CONFLICTS OF INTEREST; INDEMNIFICATION

         12.1 Manager. The Initial Members hereby appoint Taylor Investment Corporation, as the Manager of the Company and * as the Vice Manager of the Company (to act in such instances where the Manager is not available to exercise its rights and powers, the timely exercise of which would be in the best interest of the Company). In the event that the Manager is terminated by the Board or resigns, or is unwilling to or unable to perform its duties as Manager, the management of the Company shall be vested in the Vice Manager, until a successor Manager is appointed by the Board. The Manager and Vice Manager may, but need not be, Members of the Company.

         12.2 Management and Control of the Company. Except as otherwise provided in this Agreement, the Manager, and in the case of the Manager's absence or inability or unwillingness to perform its duties, the Vice Manager shall have the authority (but not the obligation to) control the conduct, operation, and management of the business of the Company. The Manager or Vice Managers, as the case may be, shall manage the affairs of the Company in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and the business of the Company. The Manager shall devote such of his time as it deems necessary to the management of the business of the Company. In the absence of the Manager or in the event of the Manager's inability or unwillingness to perform the duties of Manager hereunder, the Vice Manager shall have the same power and authority granted the Manager hereunder.

         Anything else herein to the contrary notwithstanding, without the unanimous approval of the Board, the Manager and Vice Manager shall not have authority to act on behalf of the Company with respect to any matter within the scope of any of the following:

                  a. Except for execution and delivery of the Initial Loan Documents, borrowing or lending money on behalf of the Company, except borrowing up to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) from the Manager, the Vice Manager, or their Affiliates to fulfill working capital and debt service reserve requirements contained in any loan agreement between the Company and the financial institution which lends to the Company.

                  b. Except for execution and delivery of the Initial Loan Documents, entering into contracts or agreements, or performing any acts where such contracts, agreements or acts bind the Company to any obligation whatsoever in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

                  c. Except for execution and delivery of the Initial Loan Documents, placing a mortgage upon or otherwise encumbering any Company Property, except as approved or authorized by the Board.

                  d. Selling, exchanging or otherwise disposing of all or substantially all of the Company's assets.

                  e. Taking any action which, in the prudent exercise of business discretion, could reasonably be expected to have a material adverse effect on the Company or the assets or operations thereof.

                  f. Acquiring, owning, holding and disposing of any Company Property, whether real, personal or mixed, including the purchase, lease, development, improvement, exchange, trade or sale of any Company Property, other than the acquisition, development or sale of the Lots within the Project.

                  g. Expending, in any one line item category of either the Preliminary Cost Statement or the Project Operating Budget, more than the amount budgeted therefor in the Preliminary Cost Statement or the Project Operating Budget, as the case may be.

                  h. Making distributions from the reserve established pursuant to Section 10.1(d) hereof for contributions to the TIC profit-sharing plan.

All such actions shall require the unanimous approval of the Board.

         12.3 Authority of Manager. The Manager, and in the event of the Manager's inability or unavailability to act, the Vice Manager, shall have all necessary powers to carry out the purposes and business of the Company. Except as provided in Sections 12.2 and 12.4, in addition to any other rights and powers which the Manager may possess, the Manager (and the Vice Manager in the event of the Manager's inability or unavailability to act) shall have all specific rights and powers required or appropriate to the management of the business of the Company including the following:

                  a. To the extent of Company assets, to prosecute, defend, settle or compromise actions or claims at law or in equity at the Company's expense as may be necessary or proper to enforce or protect the Company's interests; and to satisfy any judgment, decree, decision or settlement of any such suit or claim;

                  b. To enter into and carry out contracts and agreements and to do and perform all such other things as may be in furtherance of Company purposes; and to execute, acknowledge and deliver any and all instruments which may be deemed necessary or convenient to effect the foregoing;

                  c. To acquire and enter into any contracts of insurance which the Manager deems necessary and proper for the protection of the Company or for any purpose beneficial to the Company;

                  d. Subject to Sections 12.2, 12.4, 12.5 and 12.8 hereof, to manage the day-to-day operations of the Company and to employ, engage or retain, at the expense of the Company, such Persons to perform such services as the Manager may deem necessary or advisable for the efficient operation of the business of the Company and to pay to such Persons such compensation as the Manager shall determine, provided that such compensation is at the then prevailing rate for the type of services and materials provided. Any person, whether a Member, an Affiliate of a Member, or otherwise, may be employed or engaged by the Company to render services, including, but not limited to, marketing, property management, brokerage, accounting and legal services; and if such Person is a Member or an Affiliate of a Member, such Person must have been previously engaged in the business of rendering such services or selling or leasing such goods, independent of the Company and as an ordinary and on-going business, and such Person shall be paid, compensation for such services, anything in this Agreement to the contrary notwithstanding, provided that the compensation to be received for such services is competitive with the amount and terms charged by and paid to other non-affiliated persons rendering comparable services and is at the then prevailing rate for the type of services and/or materials provided. The fact that a Member, or an Affiliate of a Member, is employed by, or is directly or indirectly interested in or connected with any Person employed by the Company to render or perform any service, or from whom the Company may buy merchandise or other property, shall not prohibit the Manager or a Vice Manager, as the case may be, from employing such Person, or from otherwise dealing with him, her or it.

                  e. To execute and deliver on behalf of the Company contracts or agreements of any nature and any or all instruments necessary or desirable to effectuate the foregoing powers.

                  f. To accept and value the contributions of Members to the Company made pursuant to the provisions of this Agreement.

                  g. To expend sums from the a Project Reserve for a Project for the purposes set forth in Section 13.7 hereof.

         12.4 Restrictions on Authority of Manager. In addition to other acts expressly prohibited or restricted by this Agreement or by law, the Manager shall have no authority to act on behalf of the Company and is expressly prohibited from the following:

                  a. Doing any act in contravention of this Agreement;

                  b. Doing any act which would make it impossible to carry on the ordinary business of the Company, other than as permitted in this Agreement;

                  c. Seizing Company property or assigning the rights of the Company and specific Company property for other than a Company purpose;

                  d. Admitting a person as a Member except as provided in this Agreement;

                  e. Performing any act (other than an act required by this Agreement or an act taken in good faith or in reliance upon counsel's opinion) which would, at the time such act occurred, subject any Member to liability as a general partner in any jurisdiction;

                  f. Without the unanimous approval of the Board, engaging any broker, property manager or property management firm to lease, manage, develop or otherwise supervise the day-to-day operations of the Project.

         12.5 Obligations of Manager. In addition to the obligations expressly provided by law or this Agreement, the Manager, to the extent of Company assets, shall manage the Company's business and affairs in accordance with the provisions of Section 12.3 hereof and do the following, all without remuneration except as provided for in Section 12.8:

                  a. Undertake all acts necessary or desirable, with respect to the purposes of the Company, to acquire, finance, develop, lease, manage, own and operate the Company Property;

                  b. File and publish all certificates, statements and other instruments required by law for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

                  c. Cause the Company to prepare or have prepared all financial and tax statements and reports required under Article XIII; and

                  d. Cause the Company to keep at its principal office the required records set forth in Article 18-305(a) of the Act.

         12.6 Tax Matters Partner. The Manager shall serve as Tax Matters Partner for federal income tax purposes. If on advice of counsel, the Tax Matters Partner determines that it is in the best interest of the Members that the final results of any administrative proceeding be appealed by the institution of legal proceedings, the Tax Matters Partner is hereby authorized to commence such legal proceedings in such forum as it, on advice of counsel, determines to be appropriate. In the event the Tax Matters Partner selects a forum for appeal in which it is required to deposit a proportionate share of any disputed tax before making such appeal, it must obtain the approval of the Board and if such approval is obtained, each of the Members will be required to deposit and pay his or her proportionate share of such disputed tax before participating in such appeal. The Members acknowledge that such deposit under current law does not earn interest and that the failure so to deposit may preclude a Member from pursuing any other sort of appeal by court action. The Tax Matters Partner shall not be liable to any other Member for any action taken with respect to any such administrative proceeding or appeal so long as the Tax Matters Partner is not grossly negligent or guilty of willful misconduct. Any costs paid or incurred by the Tax Matters Partner in connection with its activities in such capacity shall be reimbursed by the Company. Each Member acknowledges that any cost such Member may incur in connection with an audit of such Member's income tax return, including an audit of investment in this Company, is such Member's sole responsibility and obligation; and neither the Company, the Manager nor the Tax Matters Partner shall be liable to any Member for reimbursement or sharing of any such costs.

         12.7 Conflicts of Interest; Other Activities. The Manager and its Affiliates and may deal with, perform other services for and sell goods or services to the Company without limitation; provided, however, that any compensation for such services or goods shall be limited to amounts and rates customary in the industry, as further set forth in Sections 12.3(d) and 12.8 hereof. The Manager, the Vice Manager, the Members, the Board or Governors and their Affiliates may, during the term of the Agreement, engage in and possess an interest, for their own account, in other business ventures of every nature and description, independently or with others including, but not limited to, the ownership, financing, leasing, operation and management of real estate activities; and neither the Company nor any Member, by virtue of the Agreement shall have any right in and to such independent venture or any income or profit derived therefrom.

         12.8 Reimbursement.

                  a. Subject to the limitations set forth in Section 12.8(b), the Company shall reimburse the Manager and its Affiliates at their
         Cost: (i) for Administrative Expenses; (ii) Development Expenses; and
         (iii) Overhead Expenses (which overhead expenses shall be allocated based upon the amount of time personnel actually spend providing such services, or such other method of allocation as is acceptable to the Company's members) necessary for the prudent operation of the Company, provided that any such expense reimbursements shall be subject to the limitations set forth in Section 12.8(b).

                  b. The reimbursements pursuant to Section 12.8(a) to the Manager and its Affiliates, will not exceed, the amounts budgeted therefor as set forth in the Preliminary Cost Statement or the Project Operating Budget, without the prior unanimous approval of the Board. If the Manager and its Affiliates receive reimbursement for items set forth in Section 12.8(a) in excess of the limitations set forth in this section, the Manager will refund the difference to the Company within 30 days of discovery of such excess.

                  c. The Company's monthly report to Members (which the Manager shall prepare and distribute within 30 days following the month for which such report is issued) will contain information concerning reimbursements made to the Manager and its Affiliates. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures that the Manager consider appropriate in the circumstances.

                  d. The Manager and its Affiliates will not be reimbursed or otherwise paid for any services except as set forth in Section 12.8(a).

                  e. To the extent the Vice Manager or any member of the Board of Governors performs any functions in the absence, unwillingness or inability to act of the Manager, the Vice Manager or such Board member shall be reimbursed for its or his reasonable expenses incurred on behalf of the Company, and such reimbursement shall not be subject to the reimbursement limitations set forth in Article 12.8(b) hereof.

         12.9 Indemnification of Manager and Covered Persons. The Company shall indemnify Covered Persons against any loss, claim, or liability incurred by a Covered Person in connection with the business of the Company, provided the Covered Person acted in good faith, and within the scope of this Agreement and was not grossly negligent or guilty of willful or fraudulent misconduct. Any amount paid to indemnify a Covered Person, however, shall be paid out of Company assets only, and Members shall not be liable for such amounts to be paid, except to the extent of any amount of the Capital Contribution of a Member that is due and owing to the Company and remains unpaid. Neither the Company nor any Member shall have any claim against a Covered Person based upon or arising out of any act or omission of such Covered Person, provided that the Covered Person acted in good faith, and within the scope of this Agreement, and was not grossly negligent or guilty of willful or fraudulent misconduct.

         12.10 Liability Under Other Agreements. The obligations of the Manager, the Vice Manager and their Affiliates pursuant to any agreement or contract entered into with the Company shall be separate and distinct from their obligations hereunder and any default or failure of performance with respect to such separate agreements or contracts, unless otherwise specified in this Agreement, shall have the consequences provided for in such separate agreements or contracts or by applicable law and shall not constitute a breach hereunder.


                                  ARTICLE XIII
                  BOOKS OF ACCOUNT AND REPORTS; PROJECT RESERVE

         13.1 Books of Account. The Manager shall cause complete and accurate accounts of all transactions of the Company in proper books of account to be kept and shall cause to be entered therein a full and accurate account of each and every Company transaction in accordance with accounting principles as determined by the Manager based upon the advice of the Company's accountants. The books and records of the Company shall be closed and balanced as of the end of each fiscal year. The books of account and other records of the Company shall at all times be kept at the place of business of the Company and each of the Members shall have access to and may inspect and copy any of such books and records at all reasonable times.

         13.2 Accounting Practices. The books of account of the Company shall be kept on according to generally accepted accounting principles consistently applied or any other acceptable method elected by the Manager. The fiscal year and tax year of the Company shall be the calendar year. The Manager shall have the authority to designate and retain a firm of independent certified public accountants to assist in the maintenance and preparation off such books, records and reports as the Manager deem desirable.

         13.3 Bank Accounts. The Company shall maintain separate bank accounts for the Company in such bank or banks as may be selected by the Manager. All withdrawals from such bank accounts shall be made by check, or other instrument, signed by such Person or Persons as the Manager may designate.

         13.4 Report to Members. Not later than thirty (30) days after the end of each month of the Company, each Member shall be furnished with a report of the business and operations of the Company during such month, which report shall constitute the accounting of the Manager for such month. The report shall contain (a) a balance sheet as of month end, a statement of operations for the month then ended, a statement of Members' equity, and statement of cash flows;
(b) a report of the activities of the Company during the period covered by the report; and (c) the amount of any fees or other reimbursements to the Manager or any Affiliates of the Manager during the month to which such report relates, including information required by Article 12.8. Such report shall set forth distributions to Members for the period covered thereby and shall separately identify distributions from (i) Net Cash From Operations during the period; (ii) Project Reserves; (iii) proceeds from the disposition of any Company Property; and (iv) reserves from the Capital Contributions obtained from the Members. The financial information contained in the report will be prepared on the GAAP basis or such other basis as is acceptable to the Members. Such report shall state income from every source, including net gains from disposition or sale of Company assets.

         13.5 Tax Information. Appropriate tax information shall be delivered to each Member within ninety (90) days after the end of each fiscal year. In addition, concurrently with the delivery of such information, the Manager shall deliver to each Member adequate information relating to the Company's operations to enable each Member to complete and file all federal, state and local estimated tax returns, for which the Member may be liable.

         13.6 Tax Elections. In the event of a transfer or a repurchase by the Company or distribution of property by the Company in exchange for all or part of the Interest of any Member, the Company may elect, pursuant to Section 754 of the Code (or any successor provision), to adjust the basis of the assets of the Company. Such election must be agreed to by Members having aggregate Percentage Interests of at least one hundred percent (100%) of the Interests in the Company.

         13.7 Project Reserve. The Members hereby agree that the Company shall establish a reserve for the express purpose of funding future liabilities of the Company, the development, maintenance, improvement, operation and marketing of the Project, the accounting and tax return preparation expenses of the Company, and other annual expenses of the Company (the "PROJECT RESERVE"). The Company shall establish a separate reserve account exclusively for the Project. No amounts shall be withdrawn from the Project Reserve for distribution to the Members without the prior approval of the Board. The Project Reserve shall be funded by the Company within ten days of the end of each calendar month with an amount to be established by the Board.


                                  ARTICLE XIV
                        TRANSFER OF MEMBERSHIP INTERESTS

         14.1 Prohibition Against Transfer. Except as otherwise provided in this
Article XIV, no Member shall have the right to sell, exchange, assign, give away, transfer, mortgage, pledge, charge or otherwise encumber or dispose of, or suffer any third party to sell, exchange, assign, give away, transfer, mortgage, pledge, charge or otherwise encumber or dispose of, or contract to do or permit any of the foregoing, all or part of its interest in the Company, nor shall a Member have the right to enter into any agreement as a result of which a Person will obtain any interest in the Company, without the prior written approval of the Board, which approval may be granted or withheld in the sole discretion of the Board. In the event that a Member transfers all or any part of its Interest in the Company in violation of this Article XIV, it shall immediately cease to be a Member of the Company.

         14.2 Conditions to Assignment. The Board may condition such approval upon, among other things, upon receipt of (i) a legible photocopy of any offer received by a Member to purchase such Member's Interest; (ii) an opinion of counsel, satisfactory in form and substance to the Board to the effect that either (a) the sale or assignment constitutes an exempt transaction and does not require registration under any applicable securities laws or (b) the interest to be sold or assigned is duly and properly registered under all applicable securities laws; (iii) evidence of the proposed assignee's eligibility to become a substitute Member pursuant to Section 14.4 hereof if such substitution is a condition to the Bona Fide Offer and (iv) the proposed assignee's agreement to comply with and be bound by the terms of this Agreement and to execute any and all documents that the Board may reasonably determine necessary in connection with the assignment and any substitution; (v) evidence satisfactory in form and substance to the Board that the sale or assignment will not impair the ability of the Company to be taxed as a limited liability company for federal income tax purposes; (vi) written representations of the proposed assignee in form and substance satisfactory to the Board that
(a) the proposed assignee is acquiring the Interest for its own account and for investment and not with a view to the distribution thereof, and (b) the Interest will not be resold by the proposes assignee unless properly registered under all applicable securities laws or unless exempt from such registration.

         14.3 Permitted Pledge. A Member may pledge, mortgage or hypothecate ("PLEDGE") all or any part of its Interest in the Company if such Pledge constitutes security for a loan incurred (i) to enable the Member to acquire the interest in the Company of a selling Member, or (ii) to make an additional Capital Contribution in excess of the Member's Committed Capital set forth in Exhibit A pursuant to this Agreement. If the Pledge is forfeited to satisfy such loan or is foreclosed upon, and the Membership Interest sold at a public or private sale or retained by the pledgee in full or partial satisfaction of the law, the Person who obtains the Interest shall not be deemed a Member hereunder unless approved by the Board pursuant to the terms of this Article XIV and the provisions of Section 14. 4 hereof shall apply.

         14.4 Transfer to Person who is Not a Member. Except as otherwise expressly provided herein, if an interest in the Company is transferred to a Person who is not already a Member, the transferee will not become an additional or substitute Member unless such Person is accepted as an additional or substitute Member by the written approval of the Board, which approval may be granted, withheld or conditioned in the sole discretion of the Board, and such Person shall pay all reasonable expenses in connection with such admission as a substitute Member; including, but not limited to, legal fees and costs of preparing, filing and publishing any amendment to the governmental filing of the Company which is necessary or desirable in connection to his, her or its admission. In the event the requisite approval is not granted, or the conditions of such approval are not met, the Person shall not be entitled to any rights of a Member under this Agreement but shall be entitled to its pro rata share of Company profits, losses and distributions as are otherwise made available in accordance with this Agreement. Any subsequent transfer of an interest in the Company by a person who is not a Member shall remain subject to the provisions of this Article XIV as if the person were a Member.

         14.5 Acquit Company. In the absence of written notice to the Company of any sale or assignment of an interest in the Company, any payment to the selling or assigning Member or shall acquit the Company of liability to the extent of such payment to any other person who may have an interest in such payment by reason of any assignment or sale by the Member.

         14.6 New Members Bound by Agreement. Any Person who is admitted to the Company as a substitute Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement, including specifically the requirements hereof relating to additional Capital Contributions.

         14.7 Distributions After Transfer. Distributions made on or after the effective date of the transfer of an interest in the Company shall be made to the transferee(s), regardless of when such distributions accrued on the books of the Company.


                                   ARTICLE XV
                              LIABILITY OF MEMBERS

         Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person, and except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in excess of (a) the amount of its Capital Contributions of Committed Capital, (b) its share of assets and undistributed profits of the Company, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it.


                                  ARTICLE XVI
                             AMENDMENT OF AGREEMENT

         When circumstances occur requiring amendment of this Agreement by law, or at any time the Manager or other Members holding at least a majority of the aggregate Interests, may propose an amendment to this Agreement, the Manager or such Members shall call a special meeting of all Members for the purpose of considering such proposed amendment. At least ten (10) days prior to such meeting, the Manager or such Members shall deliver to each Member written notice of the meeting and a statement of the purposes of the amendment and such other matters as the Manager or such Members deems material to consideration of the amendment. The amendment so proposed shall be adopted if approved by the Members representing at least one hundred percent (100%) of the Interests, or such greater number as may be required by law in effect at the time of the vote. Alternatively, this Agreement may be amended by a written action signed by the Members representing at least one hundred percent (100%) of the Interests, provided that all Members are given written notice of the proposed written action at least ten (10) days before solicitation of signatures is begun and provided that failure by a Member to respond either affirmatively or negatively to any amendment within ten (10) days of the proposed solicitation shall be construed as consent. Any amendment which would reduce the Interest of any Member in the Company or increase the obligations of any Member shall require the unanimous consent of the Members affected, except for amendments made pursuant to Section 8.6 hereof.


                                  ARTICLE XVII
                                   DISSOLUTION

         17.1 Dissolution.

                  a. The Company shall be dissolved upon the occurrence of any of the following events:

                           i. upon expiration of the Term for the duration of
                  the Company as provided in Article VI;

                           ii. by the written agreement of all Members; or

                           iii. if after the death, retirement, resignation,
                  expulsion, bankruptcy, dissolution of a Member or occurrence of any other event that terminates the continued membership of a Member in the Company (a "DISSOLUTION EVENT"), all the remaining Members agree in writing to dissolve the Company within ninety (90) days of such Dissolution Event.

                  b. As soon as possible following the occurrence of any of the events specified in this Article effecting the dissolution of the Company upon the winding up of the Company, the appropriate representative of the Company shall execute a certificate of cancellation in such form as shall be prescribed by the Secretary of State of Delaware, setting forth the information required under Section 18-203 of the Act, and shall file same with the Secretary of State's office.

                  c. Upon dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of termination has been filed with such Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

         17.2 Distributions on Liquidation. Upon liquidation, the business of the Company shall be wound up, the Manager shall take full account of the Company assets and liabilities, and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof. If any assets are not sold, gain or loss shall be allocated to the Members in accordance with Article IX as if such assets had been sold at their fair market value at the time of the liquidation. If any assets are distributed to a Member, rather than sold, the distribution shall be treated as a distribution equal to the fair market value of the assets at the time of the liquidation. The assets of the Company shall be applied and distributed in the following order of priority:

                  a. To the payment of all debts and liabilities of the Company, including all fees due the Manager, any Vice Manager and Affiliates, and including any loans or advances that may have been made by the Members to the Company, in the order of priority as provided by law;

                  b. To the establishment of any reserves deemed necessary by the Manager or the person winding up the affairs of the Company for any contingent or unforeseen liabilities or obligations of the Company;

                  c. To the Members in the following order of priority:

                           i. First, to the extent the Members' Preferred Return
                  has not been fully paid, such sums as are necessary to fully pay the Members' Preferred Return shall be paid to the Members ratably in proportion to their Percentage Interests; then

                           ii. Second, to the Members to the extent of any
                  subsequent Capital Contributions any Members have made in excess of such Member's Committed in Capital set forth in Exhibit A, ratably in proportion to such subsequent Capital Contributions; then

                           iii. Third, to the extent of any balance remaining
                  and to the extent the annual distributions to the TIC profit-sharing plan were not previously made, ten percent (10%), or such lesser amount as is owed, shall be paid to the TIC profit-sharing plan; then

                           iv. Fourth, to extent of any balance remaining,
                  thirty seven percent (37%) to * and sixty three percent (63%) to TIC.


                                 ARTICLE XVIII
                               DISPUTE RESOLUTION

         In the event any dispute arises with respect to this Agreement, its validity or termination, or changes in the purposes or powers of the Company, or the merger or consolidation of the Company, the interpretation of any provision of this Agreement, or a breach of this Agreement (the "DISPUTE"), such dispute shall be settled in the following manner. The Company or any Member who chooses to exercise the provisions of this Article (an "INITIATING MEMBER"), shall give written notice of the intention to resolve the Dispute as provided herein (the "INITIATING NOTICE"). The Initiating Notice shall state with specificity the claims, default or other reason or reasons constituting the Dispute and the reasons for the Initiating Notice. The other Member(s) involved in the Dispute, and/or the Company through its Manager if the Company is involved (the "RESPONDING MEMBER"), shall respond within ten (10) days of receipt of the initiating Notice (the "RESPONSE"). The Members shall seek to resolve the subject of the Initiating Notice by informal negotiations conducted in good faith during the next five (5) Business Days after receipt of the Response from the Responding Member(s). In the event the Members do not resolve the Dispute within such time, the Initiating Member shall submit the Dispute to mediation through the Mediation Center, St. Paul, Minnesota (and if such Mediation Center is no longer in business, to another reputable mediation service). The Mediation Center shall appoint a mediator who has at least ten (10) years experience in commercial real estate and business organizations relating to commercial real estate in Minneapolis-St. Paul Metropolitan Area. The mediation proceeding shall commence no later than thirty (30) days after the receipt of the Initiating Notice, and the Members shall seek to resolve the Dispute through mediation for no more than twenty (20) Business Days after the commencement of mediation.

         In the event the Dispute is not resolved through mediation within said 20-day period, the Mediator shall immediately submit the Dispute to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in force by three (3) arbitrators selected by the Mediator. The arbitrators shall have at least ten (10) years experience in commercial real estate and business organizations relating to commercial real estate in the Minneapolis-St. Paul Metropolitan Area. Any award rendered shall be final, binding and conclusive upon the Members.

         The filing fees and other costs of mediation and arbitration shall be borne equally between the parties to the Dispute, provided, however, the prevailing party in the arbitration proceedings shall be entitled to claim and recover the filing fees and other costs of arbitration, including the reasonable attorney fees of the prevailing Member (or the Company if it prevails), provided, however, the Company may offset any amounts owed to it or to a prevailing Member by any other Member as a result of any stipulation reached in mediation or any such arbitration award against any distributions, funds or other property that are in the Company's possession and are owed by the Company to the other Member.


                                   ARTICLE XIX
                                  MISCELLANEOUS

         19.1 Notice. All notices, offers, demands, certificates or other communications required or permitted under this Agreement shall be in writing, signed by the Person giving the same. Notice it is shall be treated as given when personally received or (except in the event of a mail strike) when sent by facsimile, certified or registered mail, postage prepaid, return receipt requested, to a Member at the address as shown from time to time on the records of the Company. Any Member may specify a different address by notice to the Manager.

         19.2 Partition. The Members agree that the Company properties are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he, she or it may have to maintain any action for partition of any Company Property.

         19.3 Consent and Waiver. No consent under and no waiver of any provision of this Agreement on any one occasion shall constitute a consent under or waiver of any other provision on said occasion or on any other occasion, nor shall it constitute a consent under or waiver of the consented to or waived provision on any other occasion. No consent or waiver shall be enforceable unless it is in writing and signed by the party against whom such consent or waiver is sought to be enforced.

         19.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understanding among them, and it may not be modified or amended in any manner other than as set forth herein.

         19.5 Governing Law; Venue. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware. The Members and the Company irrevocably consent to the jurisdiction of the Minnesota District Court for Hennepin County or the Federal District Court of Minnesota, Fourth Division, as the appropriate venue for any litigation involving the interpretation of application of this Agreement.

         19.6 Successors. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

         19.7 Interpretation. All references herein to Articles, sections and subsections refer to Articles, section and subsections of this Agreement. All Article and section headings are for reference purposes only and shall not affect the interpretation of this Agreement.

         19.8 Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances, shall be held invalid, the remainder of the Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         19.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all Members.

         19.10 Necessary Instruments. The Members covenant and agree that they shall execute any further instruments and shall perform any acts which are or may become necessary to effectuate and to carry out the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement as of the day and year first above written.

                                                   TAYLOR INVESTMENT CORPORATION

                                                   By /s/ Philip C. Taylor
                                                      --------------------------
                                                         Philip C. Taylor
                                                         Its President


                                                     *

                                                   By
                                                      --------------------------

                                                      --------------------------
                                                         Its

                                    EXHIBIT A

                  LANTANA DEVELOPMENT LLC CAPITAL CONTRIBUTIONS

                                                         Initial Capital       Maximum         Committed
        Member and Address                 Percentage      Contribution       Additional        Capital
                                            Interest                           Capital
                                                                            Contributions
                                                                             to be made
                                                                             pursuant to
                                                                             Section 8.8
1.      Taylor Investment Corporation         33.3%          $333,000          $167,000          $500,000
        43 Main Street SE, Suite 506
        Minneapolis, MN 55414
        Facsimile: (612) 331-6922

2.      *                                     66.7%          $667,000          $333,000        $1,000,000





        Total                                  100%        $1,000,000          $500,000        $1,500,000